Exhibit 99.1

For further information contact:
Kristyn Farahmand	Steve Iaco	Paul Howlett
CBRE-Investors	CBRE- Media	Turner & Townsend-Media
214.863.3145	212.984.6535	+44 (0) 7852 434000

CBRE TO ACQUIRE MAJORITY INTEREST IN AND FORM STRATEGIC

PARTNERSHIP WITH TURNER & TOWNSEND

Transaction to Create the Global Program, Project and Cost Management Leader

Dallas, TX, July 27, 2021 – CBRE Group, Inc. (NYSE:CBRE) and Turner & Townsend Holdings Limited today announced a definitive agreement whereby CBRE will acquire a 60% ownership interest in, and enter into a strategic partnership with Turner & Townsend, a United Kingdom-based global leader in program, project and cost management.

CBRE will acquire a 60% stake for approximately £960 million ($1.3 billion) in cash, with 55% to be paid upon closing. The transaction preserves Turner & Townsend’s existing leadership team, heritage, operational independence and partnership structure, which will hold the remaining 40% ownership interest. The transaction values Turner & Townsend at approximately £1.6 billion ($2.2 billion) and is expected to be immediately accretive to CBRE’s earnings.

Turner & Townsend provides program management, cost consultancy, project management and advisory consulting services for clients in 46 countries. It operates across three business segments: Real Estate (62% of net revenue) – serving investors and occupiers across all property types, including data centers and life-science properties; Infrastructure (31% of net revenue) – notably, transportation, environmental and power generation projects, and Natural Resources (7% of net revenue) – renewable energy, alternative fuels, liquified natural gas and other projects.

For the 12 months ended April 30, 2021, Turner & Townsend’s net revenue totaled approximately £665 million ($923 million) and adjusted EBITDA totaled approximately £124 million ($172 million).

“This is a transformational transaction for our project management business in terms of both breadth and scale of capabilities,” said Bob Sulentic, CBRE’s president and chief executive officer. “We see sizable secular growth opportunities in project management, which are being propelled by rising public and private infrastructure investment and the drive to a low-carbon global economy. Turner & Townsend is by far the best firm to help us realize our ambitions for this business. It is an exceptionally well-run company with a first-rate brand, enviable client base and expertise that complements our capabilities.”

Among the key benefits to Turner & Townsend from the strategic partnership is the opportunity to materially expand its business in the Americas, where CBRE has deep occupier and investor relationships and a leading market presence.

Vincent Clancy, chairman and chief executive officer of Turner & Townsend, said: “The combined partnership of CBRE and Turner & Townsend will create the premier global provider of program, project and cost management from day one. Turner & Townsend will continue to offer independent advice, solutions and program level thinking across the Real Estate, Infrastructure and Natural Resources sectors. Our global network means this applies everywhere in the world – we operate where our clients operate. The combination of unrivalled global footprint, sector expertise, commitment to investment and an incredible team of people will make CBRE and Turner & Townsend the go-to firms in our industry.”

Upon closing the transaction, Mr. Clancy and the existing Turner & Townsend management team will continue to run the company on a day-to-day basis, and all its services will continue to be delivered under the Turner & Townsend brand. Turner & Townsend’s financial results will be consolidated and reported within CBRE’s Global Workplace Solutions (GWS) business segment.

Turner & Townsend will be governed by a new Board of Directors, consisting of three CBRE executives – Mr. Sulentic, Jack Durburg, Global CEO, GWS, and Chandra Dhandapani, Chief Transformation Officer and COO, GWS, and three Turner & Townsend executives – Mr. Clancy, Jeremy Lathom-Sharp, Finance Director, and James Dand, Chief Operating Officer.

The transaction is subject to regulatory approvals and other customary closing conditions. Closing is expected in the fourth quarter of this year.

Morgan Stanley & Co. LLC is acting as financial advisor and Simpson Thacher & Bartlett LLP and Dentons are acting as legal advisors to CBRE. Rothschild & Co is acting as financial advisor and Pinsent Masons LLP as legal advisor to Turner & Townsend.

About CBRE Group, Inc.

CBRE Group, Inc. (NYSE: CBRE), a Fortune 500 and S&P 500 company headquartered in Dallas, is the world’s largest commercial real estate services and investment firm (based on 2020 revenue). The company has more than 100,000 employees serving clients in more than 100 countries. CBRE serves a diverse range of clients with an integrated suite of services, including facilities, transaction and project management; property management; investment management; appraisal and valuation; property leasing; strategic consulting; property sales; mortgage services and development services. Please visit our website at www.cbre.com. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website at https://ir.cbre.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

About Turner & Townsend Holdings Limited

Founded in 1946, Turner & Townsend, based in the United Kingdom, is an independent professional services company specializing in program management, project management, cost and commercial management and advisory services across the real estate, infrastructure and natural resources sectors. It employs more than 7,000 professionals in 112 offices and serves clients in 46 countries.

Forward-Looking Statements

Certain of the statements in this release regarding the planned acquisition of a 60% ownership interest in Turner &

Townsend that do not concern purely historical data are forward-looking statements within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our management’s expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, but not limited to, the continued growth of the commercial real estate, infrastructure and natural resources markets globally, and the ability of CBRE and Turner & Townsend to work both cooperatively and independently to capture opportunities in these markets as well as other risks and uncertainties discussed in our filings with the U.S. Securities and Exchange Commission (SEC). Any forward-looking statements speak only as of the date of this release. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. For additional information concerning factors that may cause actual results to differ from those anticipated in the forward-looking statements and other risks and uncertainties to our business in general, please refer to our SEC filings, including our Form 10-K for the fiscal year ended December 31, 2020 and Form 10-Q for the quarter ended March 31, 2021. Such filings are available publicly and may be obtained from our website at www.cbre.com or upon request from the CBRE Investor Relations Department at investorrelations@cbre.com.